                                            Contact:     Bohn H. Crain
                                                         Chief Financial Officer
                                                         Stonepath Group
                                                         (215) 979-8370


              STONEPATH GROUP (AMEX:STG) REPORTS RECORD REVENUE AND
                                PROFITS FOR 2003

          STONEPATH POSTS $8.6 MILLION IN EBITDA FOR 2003 - UP 87% FROM
                                   PRIOR YEAR

________________________________________________________________________________

PHILADELPHIA, PA, February 25, 2004 - Stonepath Group (AMEX: STG), a global logistics services organization, today reported financial results for the three months and year ended December 31, 2003.

         For the fourth quarter of 2003, Stonepath reported revenues of $69.9 million, up from $43.3 million for the same prior year period, an increase of $26.6 million or 61.3%. Net income attributable to common stockholders was $4.9 million, or $0.14 per basic share and $0.11 per diluted share, and included a non-cash tax benefit of $1.7 million. This compares to net income attributable to common stockholders of $1.3 million, or $0.06 per basic share and $0.04 per diluted share, for the same prior year period.

         For the year ended December 31, 2003, Stonepath reported revenues of $220.3 million, up from $122.8 million for the same prior year period, an increase of $97.5 million or 79.4%. Net income attributable to common stockholders was $7.1 million, or $0.24 per basic share and $0.18 per diluted share, and was negatively impacted by $1.4 million of costs related to discontinued operations, a litigation settlement and the delayed effectiveness of a registration statement during the third quarter of 2003, and positively impacted by $1.7 million in non-cash tax benefits. This compares to net income attributable to common stockholders of $17.4 million, or $0.79 per basic share and $0.08 per diluted share, for the same prior year period, which included a net non-cash benefit of $15.0 million associated with the restructuring of the Company's Series C preferred stock after giving effect to $1.95 million in preferred stock dividends.

         According to the Company's Chief Financial Officer, Bohn Crain, "Our 2003 results included amortization of customer intangibles arising from the Company's past acquisitions and other non-cash charges totaling $780,000 for the fourth quarter and $2.7 million for the year ended December 31, 2003. While we believe we are actually growing the value of our acquired customer relationships through our acquisition strategy, our GAAP based financial reporting will continue to include these types of non-cash charges which are likely to increase as we continue our acquisition strategy. As a result, we believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful financial measure for investors because it eliminates the effect of these non-cash costs and provides an important metric of the economic reality of our business."

         For the fourth quarter of 2003, EBITDA was $4.2 million, or $0.09 per diluted share, as compared to $1.8 million, or $0.06 per diluted share for the same prior year period, an improvement of $2.4 million or 136.8%, and $0.03 per diluted share.

         For the year ended December 31, 2003, EBITDA was $8.6 million, or $0.22 per diluted share, as compared to $4.6 million, or $0.16 per diluted share for the same prior year period, an improvement of $4.0 million or 87.0%. Excluding the impact of the nonrecurring costs of $1.4 million, EBITDA was $10.0 million, or $0.26 per diluted share, an improvement of $5.4 million, or 118.7% and $0.10 per diluted share over the same prior year period.

         Reconciliations of EBITDA amounts to the most directly comparable GAAP measures for the three and twelve months ended December 31, 2003 are included in the financial information provided as part of this release.

         "Our fourth quarter and full year results continued the trend of revenue and earnings expansion for Stonepath", said Dennis Pelino, the Company's Chief Executive Officer. "We plan to build on this success in 2004 with a continuing focus on profitable growth, integration and productivity improvement. With the recently completed acquisition of a controlling interest in Shaanxi Sunshine Express Cargo Services Int'l Co., Ltd and before the benefit of any further acquisitions, our base 2004 plan calls for $14.0 million of EBITDA, or $0.28 per diluted share, on $300.0 million in revenues. This represents year-on-year revenue growth of 36%, EBITDA growth of 63% and growth in EBITDA per diluted share of 27%.

         Pelino continued: "In addition, we also expect to keep up our momentum on the acquisition front in 2004. With the benefit of our $20.0 million bank facility and recently effective $50.0 million equity shelf registration, we should have access to the capital necessary to meet our goal of scaling our business to revenues in the range of $500.0 million in run rate revenues by the end of 2006. We will continue our expansion in our existing North American and Asian markets and also look to establish a footprint in Europe and South America and expect to deploy $10.0 to $20.0 million in acquisition capital over the course of 2004."

         Pelino closed, "We will continue to execute our business plan, deploying our capital in support of profitable, best of breed companies and management teams that are complementary to our global network. Through this disciplined approach we believe we can continue to build a world class supply-chain execution platform and create significant value for our shareholders and customers along the way."

         A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

                                                                                (amounts in millions)

                                                                                 2003A            2004P
                                                                                 -----            -----
         Net income                                                               $7.1             $8.6
         Interest expense/(income)                                                 0.1              0.4
         Income tax expense/(benefit)*                                            (1.3)               -
         Depreciation and amortization                                             2.7              5.0
                                                                                  ----            -----
         EBITDA (Earnings before interest, taxes, depreciation and amortization)  $8.6            $14.0
                                                                                  ====            =====

         * Prior to the fourth quarter of 2003, the Company maintained a valuation allowance to offset 100% of the net deferred tax assets associated with the tax losses generated prior to the Company's move into the logistics business. In the fourth quarter of 2003, the Company removed a portion of the valuation allowance resulting in the recognition of a deferred tax asset and related nonrecurring non- cash tax benefit of $1.7 million resulting in a net income tax benefit of $1.3 million. Although the Company does not anticipate paying federal cash taxes in 2004, the Company's effective tax rate will increase to approximately 32% - 34% commencing with the first quarter of 2004. For purposes of developing its 2004 net earnings guidance, the Company has assumed that it will remove an additional portion of the valuation allowance over the course of 2004 that will result in additional tax benefits to offset any tax expense for the year.

Investor Conference Call
------------------------

Stonepath Group will host a conference call for shareholders and the investing community on Thursday, February 26, 2004 at 11:00am, ET to discuss the contents of the release. The call can be accessed by dialing (800) 344-0961 and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (800) 642-1687 and using the following code: 1790783.

About Stonepath Group (AMEX:STG)
--------------------------------
Stonepath Group (www.stonepath.com) is a growing logistics services organization that integrates established logistics companies with innovative technologies. Stonepath offers a full-range of time-definite transportation and distribution solutions. For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (212) 254-8280.

            This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "guidance," "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue" or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenues consistent with recent results, (ii) our ability to sustain our recent profitability by maintaining overall operating margins, (iii) possible charges that could arise as a consequence of the recent bankruptcy of FAO, Inc, a customer serviced from the recently acquired operations of Regroup Express LLC,
(iv) our ability to identify, acquire, integrate and manage additional businesses in a manner which does not dilute our earnings per share; (v) our ability to obtain the capital necessary to make additional acquisitions, (vi) the uncertainty of future trading prices of our common stock and the impact such trading prices may have upon our ability to utilize our common stock to facilitate our acquisition strategy, (vii) the uncertain effect on the future trading price of our common stock associated with the dilution upon the conversion or exercise of outstanding convertible securities, (viii) our dependence on certain large customers, (ix) our dependence upon certain key personnel, (x) an unexpected adverse result in any legal proceeding, (xi) the scarcity and competition for the operating companies we need to acquire to implement our business strategy, (xii) competition in the freight forwarding, logistics and supply chain management industry, (xiii) the impact of current and future laws affecting the Company's operations, (xiv) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve and (xv) regional disruptions in transportation. Furthermore, our estimates as to the expected financial results that may be realized from the acquisitions we made during 2003 have been developed based upon an analysis of the historic financial statements of such acquired businesses. We may need to adjust our 2004 guidance if the results of operations of the acquired businesses in 2004 are inconsistent with the historical results provided to us by the sellers of those businesses. These adjustments could materially affect our 2004 estimates. Furthermore, past results are not necessarily an indication of future performance. Other factors that might cause or contribute to such a discrepancy between expected and actual results include, but are not limited to, those factors identified in our Securities and Exchange Commission filings, other public documents and recent press releases, which can be found on our corporate web site, www.stonepath.com. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.


                                     # # #

                                             STONEPATH GROUP, INC.
                                     Condensed Consolidated Balance Sheets
                                                  (UNAUDITED)

                                                                             December 31,        December 31,
                                                                                2003                2002
                                                                            -------------       -------------
                           Assets
Current assets:
   Cash and cash equivalents                                                $   3,074,151       $   2,266,108
   Accounts receivable, net                                                    38,470,386          21,799,983
   Other current assets                                                         2,188,909           1,002,695
                                                                            -------------       -------------

               Total current assets                                            43,733,446          25,068,786

Goodwill and acquired intangibles, net                                         42,540,104          25,353,705
Furniture and equipment, net                                                    7,066,456           3,233,677
Other assets                                                                    3,206,465           1,509,347
                                                                            -------------       -------------

                                                                            $  96,546,471       $  55,165,515
                                                                            =============       =============



             Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                         $  16,176,674       $  12,873,703
   Accrued expenses                                                             4,029,874           2,981,375
   Earn-out payable                                                             6,623,724           3,879,856
   Capital lease obligation, current portion                                      671,197             -
                                                                            -------------       -------------

               Total current liabilities                                       27,501,469          19,734,934

Capital lease obligation, net of current portion                                1,134,815             -
Other liabilities                                                                  50,318             -
                                                                            -------------       -------------

               Total liabilities                                               28,686,602          19,734,934
                                                                            -------------       -------------

Minority interest in subsidiaries                                               1,345,790             -
                                                                            -------------       -------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value, 10,000,000 shares authorized;
      Series D, convertible, issued and outstanding: 310,480 and 360,745
      shares at 2003 and 2002, respectively                                           310                 361
   Common stock, $.001 par value, 100,000,000 shares authorized;
       issued and outstanding: 37,449,944 and 23,453,414 shares at
       2003 and 2002, respectively                                                 37,450              23,453
   Additional paid-in capital                                                 220,067,956         196,235,064
   Accumulated deficit                                                       (153,570,463)       (160,711,891)
   Deferred compensation                                                          (21,174)           (116,406)
                                                                            -------------       -------------

               Total stockholders' equity                                      66,514,079          35,430,581
                                                                            -------------       -------------

                                                                            $  96,546,471       $  55,165,515
                                                                            =============       =============

                                           STONEPATH GROUP, INC.
                                   Consolidated Statements of Operations
                                                (UNAUDITED)

                                               Three months ended December 31,   Years ended December 31,
                                              --------------------------------  --------------------------
                                                 2003                 2002          2003         2002
                                              -----------          -----------  ------------  ------------
Total revenue                                 $69,882,896          $43,316,271  $220,303,966  $122,787,625
Cost of transportation                         48,241,402           30,207,462   153,717,616    84,477,430
                                              -----------          -----------  ------------  ------------
Net revenue                                    21,641,494           13,108,809    66,586,350    38,310,195

Personnel costs                                 9,178,593            6,373,717    31,887,773    19,089,069
Other selling, general
   and administrative costs                     8,405,148            4,738,440    24,583,040    14,679,960
Depreciation and amortization                     780,117              567,562     2,659,882     2,186,951
Litigation settlement and nonrecurring costs       (9,802)               -         1,169,035         -
                                              -----------          -----------  ------------  ------------

Income from operations                          3,287,438            1,429,090     6,286,620     2,354,215

Other income (expense), net                       123,164              (59,676)       (8,100)      127,991
                                              -----------          -----------  ------------  ------------
Income from continuing operations
   before income taxes and minority interest    3,410,602            1,369,414     6,278,520     2,482,206

Income tax expense (benefit)                   (1,542,392)              21,877    (1,311,252)      101,877
                                              -----------          -----------  ------------  ------------
Income from continuing operations before
   minority interest                            4,952,994            1,347,537     7,589,772     2,380,329
Minority interest                                 102,764                -           187,310         -
                                              -----------          -----------  ------------  ------------

Income from continuing operations               4,850,230            1,347,537     7,402,462     2,380,329

Gain (loss) from discontinued operations,
   net of tax                                      91,960                -          (263,031)        -
                                              -----------          -----------  ------------  ------------

Net income                                      4,942,190            1,347,537     7,139,431     2,380,329

Preferred stock dividends, net                      -                     -            -        15,020,148
                                              -----------          -----------  ------------  ------------
Net income attributable
   to common stockholders                     $ 4,942,190          $ 1,347,537  $  7,139,431  $ 17,400,477
                                              ===========          ===========  ============  ============

Basic earnings (loss) per common share -
   Continuing operations(1)                   $      0.14          $      0.06  $       0.25  $       0.79
   Discontinued operations                              -                -             (0.01)       -
                                              -----------          -----------  ------------  ------------

   Earnings per common share                  $      0.14          $      0.06  $       0.24  $       0.79
                                              ===========          ===========  ============  ============

Diluted earnings (loss) per common share -
   Continuing operations(1)                   $      0.11          $      0.04  $       0.19  $       0.08
   Discontinued operations                              -               -              (0.01)       -
                                              -----------          -----------  ------------  ------------

   Earnings per common share                  $      0.11          $      0.04  $       0.18  $       0.08
                                              ===========          ===========  ============  ============

Basic weighted average shares outstanding      35,810,785           23,426,707    29,625,585    22,154,861
                                              ===========          ===========  ============  ============

Diluted weighted average shares and share
 equivalents outstanding                       45,815,443           30,035,897    39,063,311    29,232,568
                                              ===========          ===========  ============  ============


(1) Includes effect of preferred stock dividends in 2002.

                              STONEPATH GROUP, INC.
                   Reconciliation of EBITDA to Net Income and
               Net Cash Provided By (Used In) Operating Activities
                                   (UNAUDITED)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by (used in) operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of EBITDA to both net income and cash flow provided by (used in) operating activities:

                                                                    Three months ended December 31,
                                                                    -------------------------------
                                                                        2003               2002
                                                                    ------------        -----------
EBITDA                                                              $  4,177,120        $ 1,763,949
Depreciation and amortization                                           (780,117)          (567,562)
Interest income, net of interest expense                                   2,795            173,027
Income taxes                                                           1,542,392            (21,877)
                                                                    ------------        -----------

Net income                                                          $  4,942,190        $ 1,347,537
                                                                    ============        ===========
Cash flow from operating activities:
Net income                                                          $  4,942,190        $ 1,347,537

Adjustments to reconcile net income to net
      cash provided by operating activities:
      Deferred income taxes                                           (1,684,682)            -
      Depreciation and amortization                                      780,117            567,562
      Minority interest in income of subsidiaries                        102,764             -
      Stock-based compensation                                            23,808             23,808

Changes in assets and liabilities, net of effect of acquisitions:
      Accounts receivable                                              6,481,471         (1,449,317)

      Other assets                                                      (246,991)           (33,509)
      Accounts payable and accrued expenses                           (2,218,720)         3,110,353
                                                                    ------------        -----------

             Net cash provided by operating activities              $  8,179,957        $  3,566434
                                                                    ============        ===========


                                                                       Years ended December 31,
                                                                    -------------------------------
                                                                       2003                2002
                                                                    ------------        -----------

EBITDA                                                              $  8,581,011        $ 4,578,477

Depreciation and amortization                                         (2,659,882)        (2,186,951)
Interest expense, net of interest income                                 (92,950)            90,680
Income taxes
                                                                       1,311,252           (101,877)
                                                                    ------------        -----------

Net income                                                          $  7,139,431        $ 2,380,329
                                                                    ============        ===========

Cash flow from operating activities:
Net income                                                          $  7,139,431        $ 2,380,329

Adjustments to reconcile net income to net
      cash used in operating activities:
      Deferred income taxes                                           (1,684,682)            -
      Depreciation and amortization                                    2,659,882          2,186,951
      Minority interest in income of subsidiaries                        187,310             -
      Stock-based compensation                                            95,232             98,425
      Issuance of common stock in litigation settlement                  350,000             -
      Issuance of common stock to vendor of former business              135,000             -
      Loss on disposal of furniture and equipment                          -                  4,560
Changes in assets and liabilities, net of effect of acquisitions:
      Accounts receivable                                            (11,407,314)        (5,731,830)
      Other assets                                                      (977,361)          (160,903)
      Accounts payable and accrued expenses                              663,678            639,201
                                                                    ------------        -----------
             Net cash used in operating activities                  $ (2,838,824)       $  (583,267)
                                                                    ============        ===========